Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces Fourth Quarter and Fiscal Year 2017 Financial Results

Record Fundings of $236.8 Million and Record Net Investment Income of $1.61 Per Share in 2017

Declares First Quarter 2018 Distribution of $0.36 per Share

Menlo Park, Calif., March 12, 2018 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the quarter and the year ended December 31, 2017 and declared a first quarter 2018 distribution of $0.36 per share.

Fourth Quarter 2017 Highlights:

•	Signed $55.0 million of new term sheets and closed $65.0 million of new debt commitments to venture growth stage companies;
•	Funded $80.1 million in debt investments with a 14.0% weighted average annualized portfolio yield at origination and $1.3 million in equity investments to nine portfolio companies;
•	Achieved 13.6% weighted average annualized portfolio yield on debt investments for the fourth quarter;
•	Ended the year with 0.60x leverage ratio, achieving targeted range of 0.60x – 0.80x;
•	Earned GAAP net investment income of $5.1 million ($0.30 per share);
•	Realized $2.2 million of net gains from the sale of warrant and equity investments ($0.13 per share);
•	Net asset value of $234.9 million, or $13.25 per share, at December 31, 2017;
•

Raised approximately $21.6 million in a private placement from investment funds managed by the Alternative Investments & Manager Selection Group of Goldman Sachs Asset Management, L.P. purchasing approximately 1.6 million shares at $13.54 per share; and

•	Declared a first quarter distribution of $0.36 per share, payable on April 6, 2018; bringing total distributions to $5.90 per share since IPO.

Subsequent Events:

•	Amazon Inc. announced it has agreed to acquire TPVG portfolio company Ring, Inc.;
•	Amended and renewed our revolving credit facility increasing funding capacity to $210 million and reducing undrawn rates and applicable margin; and
•

SEC issued public notice of exemptive relief application to permit co-investment with TriplePoint Capital LLC (“TPC”) and/or investment funds, accounts and investment vehicles managed by TPC and expect order to be issued after March 26, 2018.

Fiscal Year 2017 Highlights:

•	Recognized record total investment income of $51.5 million, or $3.16 per share, an increase of 18% over 2016;
•	Earned record level of GAAP net investment income of $26.3 million, or $1.61 per share, an increase of 14% over 2016;
•	Signed record debt term sheets of $514.7 million and closed $329.9 million of new debt commitments to venture growth stage companies, an increase of 59% and 15% over 2016, respectively;
•	Funded $236.8 million in debt and equity investments to 21 portfolio companies, an increase of 49% over 2016;
•	Achieved a 16.4% weighted average annualized portfolio yield on debt investments;
•	Received $218.1 million of repayments and prepayments from eleven portfolio companies;
•	Added 16 new portfolio companies during the year;
•	Issued $74.8 million of 5.75% notes due 2022 (NYSE: TPVY), redeemed $54.6 million of 6.75% notes due 2020 (NYSE: TPVZ);
•	Paid $23.7 million of distributions, or $1.44 per share; and
•	Had $1.0 million, or $0.06 per share, of undistributed 2017 taxable earnings or “spillover” income as of December 31, 2017.

”We are pleased with our strong results for the year, in which we achieved new record levels of net income, investment fundings and signed term sheets,” said Jim Labe, chairman and chief executive officer of TPVG. “More importantly, we are excited by the outlook for portfolio growth in 2018 given the strong demand for venture growth stage debt financing in the venture capital markets we serve.”

“The announcement by Amazon that it has agreed to acquire Ring marks a promising start for anticipated liquidity events and other strategic developments for our portfolio companies in 2018 and underscores the high quality of our portfolio,” said Sajal Srivastava, president and chief investment officer of the Company. “It again validates our unique and superior venture growth stage investment focus, our investment discipline and our strategy of working with companies backed by a select group of leading venture capital investors.”

Portfolio and Investment Activity:

During the fourth quarter of 2017, the Company entered into $65.0 million of new debt commitments, funded 12 debt investments totaling $80.1 million of principal, funded three equity investments totaling $1.3 million and acquired warrant investments valued at $1.0 million. The new debt investments funded during the quarter had a 14.0% weighted average annualized portfolio yield at origination. During the quarter, the Company had $0.6 million of early principal prepayments and $10.0 million of repayments at or near maturity resulting in a weighted average annualized portfolio yield on debt investments for the fourth quarter of 13.6%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

As of December 31, 2017, the Company held 60 debt investments with 19 companies and 46 warrant and equity investments with 39 companies.  The total cost and fair value of these investments were $373.7 million and $372.1 million, respectively.  Total portfolio investment activity for the three months ended and the year ended December 31, 2017 and 2016 was as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands)	2017	2016	2017	2016
Beginning portfolio at fair value	$311,136	$308,857	$374,311	$271,717
New debt investments	77,896	61,839	224,381	153,771
Scheduled principal payments from debt investments	(4,199)	(1,896)	(11,995)	(8,074)
Early principal payments, repayments and recoveries	(13,487)	—	(218,011)	(41,115)
Accretion of debt investment fees	2,325	1,537	2,962	6,358
Payment-in-kind coupon	623	1,572	2,124	2,856
New warrant investments	908	705	3,847	2,382
New equity investments	1,300	—	5,003	196
Proceeds from the sale of investments	(3,105)	(410)	(4,596)	(1,892)
Net realized gains (losses) on investments	2,189	187	(162)	(20,719)
Net change in unrealized gains (losses) on investments	(3,483)	1,920	(5,761)	8,831
Ending portfolio at fair value	$372,103	$374,311	$372,103	$374,311

Signed Term Sheets:

During the fourth quarter of 2017, TPC entered into $55.0 million of non-binding term sheets to venture growth stage companies.  These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company, even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

[1]

The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

Unfunded Commitments:

As of December 31, 2017, the Company’s unfunded commitments totaled $100.1 million, of which $18.0 million is dependent upon portfolio companies reaching certain milestones.  Of the $100.1 million of unfunded commitments, $87.1 million will expire during 2018 and $13.0 million will expire during 2019, if not drawn prior to expiration.  Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Results of Operations:

For the fourth quarter of 2017, total investment and other income was $11.1 million, as compared to $10.6 million for the fourth quarter of 2016, resulting in a weighted average annualized portfolio yield of 13.6% and 13.7%, respectively. For the year ended December 31, 2017, the Company’s total investment and other income was $51.5 million, as compared to $43.6 million for the year ended December 31, 2016, representing a weighted average annualized portfolio yield on its debt investments of 16.4% and 14.4%, respectively.

Operating expenses for the fourth quarter of 2017 were $6.0 million as compared to $5.8 million for the fourth quarter of 2016.  Operating expenses for the fourth quarter of 2017 consisted of $2.2 million of interest expense and amortization of deferred credit facility costs, $1.5 million of base management fees, $1.1 million of income incentive fees, $0.3 million of administration agreement expenses and $0.9 million of general and administrative expenses.  Operating expenses for the fourth quarter of 2016 consisted of $2.1 million of interest expense and amortization of deferred credit facility costs, $1.4 million of base management fees, $1.2 million of income incentive fees, $0.4 million of administration agreement expenses and $0.7 million of general and administrative expenses. The Company’s operating expenses were $25.2 million and $20.6 million for the years ended December 31, 2017 and 2016, respectively.

For the fourth quarter of 2017, the Company recorded net investment income of $5.1 million, or $0.30 per share, as compared to $4.8 million, or $0.30 per share for the fourth quarter of 2016. Net investment income for the year ended December 31, 2017 was $26.2 million, or $1.61 per share compared to $23.0 million, or $1.42 per share during the year ended December 31, 2016.

During the fourth quarter of 2017, the Company recorded net realized gains on the sale of portfolio investments of $2.2 million, or $0.13 per share. This compares to net realized gains of $0.2 million, or $0.01 per share, for the fourth quarter of 2016. Net unrealized losses for the fourth quarter of 2017 were $(3.5) million, or $(0.20) per share, due to the reversal of unrealized gains of $(1.8) million due to realized activity and $(1.7) million of unrealized losses from fair value adjustments. This compares to net unrealized gains of $1.9 million, or $0.12 per share, for the fourth quarter of 2016. The Company’s net realized and unrealized losses on investments were $(5.9) million and $(11.9) million for the years ended December 31, 2017 and 2016, respectively. Net realized losses for the year ended December 31, 2017 includes a realized loss of approximately $(1.1) million due to the acceleration of unamortized issuance costs in connection with the redemption of its 6.75% Notes due 2020 and issuance of its 5.75% Notes due 2022.

The Company’s net increase in net assets resulting from operations for the fourth quarter of 2017 was approximately $3.8 million, or $0.22 per share, as compared to approximately $6.9 million, or $0.44 per share, for the fourth quarter of 2016. For the year ended December 31, 2017, the Company’s net increase in net assets resulting from operations was approximately $19.2 million, or $1.18 per share, as compared to approximately $11.1 million, or $0.69 per share, for the year ended December 31, 2016.

Credit Quality:

The Company maintains a credit watch list with borrowers placed into one of five categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. All new loans are initially assigned a rating of White, or 2. As of December 31, 2017, the weighted average investment ranking of the Company’s debt investment portfolio was 2.02, unchanged from prior quarter. During the three months ended December 31, 2017, in addition to two portfolio companies added to White (2), one portfolio company rated Orange (4) and one portfolio company rated Clear (1) were removed from the credit watch list.  Additional information regarding our credit rating methodology is detailed in our Form 10-K for the year ended December 31, 2017.

The following table shows the credit rankings for the Company’s debt investments at fair value as of December 31, 2017 and as of September 30, 2017.

	As of December 31, 2017			As of September 30, 2017
Category (dollars in thousands)	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies
Clear (1)	$54,071	15.4%	3	$65,602	22.4%	4
White (2)	243,915	69.3	12	167,332	57.2	10
Yellow (3)	46,187	13.1	3	47,210	16.1	3
Orange (4)	7,879	2.2	1	12,539	4.3	2
Red (5)	—	—	—	—	—	—
	$352,052	100.0%	19	$292,683	100.0%	19

Net Asset Value:

As of December 31, 2017, the Company’s net assets were $234.9 million, or $13.25 per share, as compared to $214.8 million, or $13.39 per share, as of September 30, 2017.

Liquidity and Capital Resources:

As of December 31, 2017, the Company had total cash of $10.0 million, with available capacity of $133.0 million under its revolving credit facility.

Distribution:

The Company’s board of directors declared a quarterly distribution of $0.36 per share for the first quarter of 2018 payable on April 6, 2018, to stockholders of record as of March 23, 2018.

Subsequent Events:

Since December 31, 2017:

•	The Company closed $85.0 million of additional debt commitments;
•	The Company funded $38.1 million in new investments; and
•	TPC’s direct originations platform entered into $100.0 million of additional non-binding signed term sheets with venture growth stage companies.

Conference Call:

The Company will host a conference call at 5:00 p.m. Eastern time today, March 12, 2018, to discuss its financial results for the fourth quarter and year ended December 31, 2017.  To listen to the call, investors and analysts should dial 1 (844) 826-3038 (domestic) or 1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through April 12, 2018, by dialing 1 (877) 344-7529 (domestic) or 1 (412) 317-0088 (international) and entering conference ID 10117710. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

The Company serves as the primary financing source for the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations and Media Contact

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	December 31, 2017	December 31, 2016
Assets
Investments at fair value (amortized cost of $373,669 and $370,116, respectively)	$372,103	$374,311
Short-term investments at fair value (cost of $124,909 and $39,990, respectively)	124,909	39,990
Cash	4,484	7,776
Restricted cash	5,522	7,702
Deferred credit facility costs and other assets	3,266	4,443
Total assets	$510,284	$434,222

Liabilities
Revolving credit facility payable	$67,000	$115,000
2020 Notes, net	—	53,288
2022 Notes, net	72,433	—
Payable for U.S. Treasury bill assets	124,909	39,990
Other payables, accrued expenses, and liabilities	10,997	10,081
Total liabilities	$275,339	$218,359

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$ —	$ —
Common stock, par value $0.01 per share (450,000 shares authorized; 17,730 and 15,981 shares issued and outstanding, respectively)	177	160
Paid-in capital in excess of par value	235,488	212,013
Undistributed net investment income	976	82
Accumulated net realized losses	(128)	(587)
Accumulated net unrealized gains (losses) on investments	(1,568)	4,195
Total net assets	$234,945	$215,863
Total liabilities and net assets	$510,284	$434,222

Net asset value per share	$13.25	$13.51

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Investment income
Interest income from investments	$10,974	$10,553	$50,035	$41,767
Other income	131	96	1,475	1,868
Total investment and other income	11,105	10,649	51,510	43,635

Operating expenses
Base management fee	1,463	1,449	6,268	5,525
Income incentive fee	1,094	1,207	5,614	2,775
Capital gains incentive fee	—	—	—	—
Interest expense and amortization of fees	2,200	2,126	9,061	7,859
Administration agreement expenses	346	362	1,404	1,552
General and administrative expenses	853	675	2,897	2,913
Total operating expenses	5,956	5,819	25,244	20,624

Net investment income	5,149	4,830	26,266	23,011

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	2,187	188	(164)	(20,718)
Net change in unrealized gains (losses) on investments	(3,486)	1,927	(5,763)	8,833
Net realized loss on extinguishment of debt	—	—	(1,112)	—
Net realized and unrealized gains (losses)	(1,299)	2,115	(7,039)	(11,885)

Net increase (decrease) in net assets resulting from operations	$3,850	$6,945	$19,227	$11,126

Basic and diluted net investment income per share	$0.30	$0.30	$1.61	$1.42
Basic and diluted net increase (decrease) in net assets per share	$0.22	$0.44	$1.18	$0.69
Basic and diluted weighted average shares of common stock outstanding	17,282	15,962	16,324	16,160

WEIGHTED AVERAGE PORTFOLIO YIELD ON DEBT INVESTMENTS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016

Weighted average portfolio yield on debt investments	13.6%	13.7%	16.4%	14.4%
Coupon income	10.4%	10.4%	10.4%	10.4%
Net amortization and accretion of premiums and discounts	0.9%	0.8%	0.8%	0.8%
Net accretion of end-of-term payments	2.2%	2.5%	2.0%	2.5%
Impact of prepayments	0.1%	0.0%	3.2%	0.7%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.